Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in a Registration Statement on Form S-3 of our report dated May 14, 2004, relating to the consolidated financial statements and financial statement schedule of MFRI, Inc. and subsidiaries for the year ended January 31, 2004, appearing in the Annual Report on Form 10-K of MFRI, Inc. and subsidiaries for the year ended January 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 15, 2006